                                                                  Exhibit 10.112


                                                                   REDACTED COPY

                     AMERICA WEST CO-BRANDED CARD AGREEMENT

      THIS CO-BRANDED CARD AGREEMENT (the "AGREEMENT") is dated January 25, 2005, by and between AMERICA WEST AIRLINES, INC., with offices at 4000 East Sky Harbor Boulevard, Phoenix, Arizona 85034 ("AMERICA WEST") and JUNIPER BANK, with offices at 100 S. West Street, Wilmington, Delaware 19801 ("JUNIPER BANK").

                                    RECITALS

      WHEREAS, Juniper Bank, a member of Visa U.S.A. Inc. or MasterCard, issues credit cards to qualified individuals and entities bearing the Visa or MasterCard trademarks;

      WHEREAS, America West is an airline offering a loyalty recognition program featuring airline mileage or awards to members of its FlightFund Program;

      WHEREAS, Juniper Bank desires to participate in the America West FlightFund Program on the terms and conditions set forth herein;

      WHEREAS, America West desires that Juniper Bank participate in its FlightFund Program on the terms and conditions set forth herein; and

      WHEREAS, America West and Juniper Bank understand that the effectiveness of this Agreement and the fulfillment of the respective rights and obligations contained herein will be contingent upon the termination of America West's existing agreement with Bank of America (the "BANK OF AMERICA AGREEMENT").

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.    DEFINITIONS

As used in this Agreement, the following terms where written with an initial capital letter shall have the following respective meanings (such terms to be equally applicable to both the singular and plural forms of the terms defined):

      "ACCOUNT" shall mean each account opened by Juniper Bank through which a FF Participant is issued an Affinity Card and which results from a response to any solicitation marketing activity or acquired by Juniper Bank through a third party pursuant to this Agreement and on which America West grants Base Miles or Bonus Miles as described in Section 2.2 and for which either (i) an annual fee is paid; or (ii) in the case of a no annual fee product, is used for a purchase, balance transfer or cash advance.

      "ACTIVE FREQUENT FLYER" as defined in Section 4.6.2.

      "ADJUSTMENT MILES" shall mean Base Miles or Bonus Miles which Affinity Cardholders receive as an adjustment for Base Miles or Bonus Miles accrued but not initially posted as a
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result of an error or such other Bonus Miles that Juniper Bank may give to
Affinity Cardholders for retention or customer service purposes.

      "AFFINITY CARD" shall mean, as the context may require, [REDACTED] card(s) co-branded with Juniper Bank's and America West's names, trademarks and logos issued to Affinity Cardholder(s).

      "AFFINITY CARDHOLDER" shall mean, as the context may require, any person to whom an Affinity Card is issued or the persons for whom the Affinity Card accounts are opened.

      "AFFINITY CARDHOLDER ACCOUNT AGREEMENT" shall mean the agreement between Juniper Bank and each Affinity Cardholder governing the Affinity Cardholder's Affinity Card Account.

      "AMERICA WEST CHANNELS" as defined in Section 4.4.1.

      "AMERICA WEST CONFIDENTIAL INFORMATION" as defined in Section 10.1.

      "ANNIVERSARY MILES" as defined in Section A(2)(e) of Exhibit A.

      "APPLICATION" as defined in Section 7.6.

      "BASE MILE FEES" as defined in Section 4.2.2.

      "BASE MILES" shall mean miles credited to a FF Participant's account based on FF Participant's Net New Purchase Transactions on an Affinity Card Account.

      "BONUS MILE FEES" as defined in Section 4.2.2.

      "BONUS MILES" shall mean miles, other than Base Miles, credited to a FF Participant's account and shall include enrollment bonuses, anniversary bonuses, America West ticket or America West Vacations purchase bonuses, and such other bonuses agreed to by the parties, in writing.

      "BONUS PAYMENT" as defined in Section 4.1.

      "CARD" means a Visa, MasterCard, credit, stored value or Smart card.

      "COMMENCEMENT DATE" as defined in Section 5.1.

      "CONFIDENTIAL INFORMATION" as defined in Section 10.1.

      "CUMULATIVE UN-RECOUPED GUARANTEE" as defined in Section 4.6.3.2.

      "CUSTOMER" means, as the context may require, any person who purchases goods or services from either Juniper Bank or America West.


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      "CUSTOMER INFORMATION" as defined in Section 10.3.

      "DIRECT MARKETING STRATEGY" as defined in Section 7.3.

      "EARNED FEES" as defined in Section 4.6.3.

      "EXISTING PORTFOLIO" means the Bank of America FlightFund Visa portfolio, excluding any debit card accounts.

      "EXPIRATION DATE" as defined in Section 5.1.

      "FF LIST" as defined in Section 7.4.

      "FF PARTICIPANT" means, as the context may require, an America West Customer or America West Customers enrolled in the FF Program.

      "FF PROGRAM" means the FlightFund loyalty recognition program, as established and maintained by America West as of the date of this Agreement, and from time to time thereafter, whereby America West Customers who become FF Participants receive travel benefits based upon air travel mileage accumulated on America West or other designated air carriers or through the use or purchase of the goods or services of another designated vendor.

      "GUARANTEE PAYMENT" as defined in Section 4.6.1.

      "INCENTIVE AGREEMENT" as defined in Section 4.3.

      "JUNIPER BANK CONFIDENTIAL INFORMATION" as defined in Section 10.1.

      "LIBOR" as defined in Section 4.1.

      "LOSSES" as defined in Section 11.4.

      "MARKETING PREMIUMS" as defined in Section 4.2.1(c).

      "MILEAGE ACCUMULATION PROGRAM" means the program created by this Agreement whereby Affinity Cardholders earn Base Miles and Bonus Miles in the FF Program.

      "NET NEW PURCHASE TRANSACTIONS" as defined in Section 2.2.2.

      "NEW ACCOUNT FEE" as defined in Section 4.4.

      "NEW ACCOUNT PREMIUMS" as defined Section 4.2.1(a).

      "NEW SERVICES" as defined in Section 2.1.

      "NO-SHOP PERIOD" as defined in Section 4.10.


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      "PASSENGER ENPLANEMENTS" as defined in Section 4.6.2.

      "PRE-EXPIRATION PERIOD" as defined in Section 5.2.

      "PRODUCTION COSTS" as defined in Section 4.4.2.

      "PROGRAM" means the co-branded Card program between Juniper Bank and America West conducted pursuant to this Agreement.

      "QUALIFYING BALANCE TRANSFER" means a single balance transfer of up to $5,000, or such other amount as the parties may agree in writing, for which the parties agree Bonus Miles will be awarded.

      "RENEWAL PREMIUMS" as defined in Section 4.2.1(b).

      "SUSPENSION EVENT" as defined in Section 4.6.2.

      "TERM" as defined in Section 5.1.

      "TOTAL MANAGED EXPENSE" as used herein shall mean actual cost of funds, net credit and fraud losses [REDACTED] including, [REDACTED] New Account Fee and Base Miles, Adjustment Miles, Bonus Miles, Renewed Account Fee expense [REDACTED].

      "TOTAL MANAGED REVENUE" as used herein shall mean [REDACTED].

      "TRANSPORTATION TAX" as defined in Section 4.8.

      "VOLUME INCENTIVE" as defined in Section 4.3.

2.    PROGRAM DESCRIPTION AND MILEAGE CREDIT

      2.1 Program Description. The Program is a Card program designed for FF Participants and prospective FF Participants. Under the Program, America West shall (subject to America West's privacy restrictions) provide Juniper Bank with
(i) access to a list of FF Participants ("FF LIST") as permitted by law and America West's rules and regulations, and (ii) limited use of America West's trademarks, each for use by Juniper Bank in marketing the Program to America West's Customers, Juniper Bank's Customers, and the general public. Each Program Card will contain America West's and Juniper Bank's names and logos as well as other information required by Visa, MasterCard, Juniper Bank or America West. Juniper Bank shall use commercially reasonable efforts to research, create and develop other credit card affinity programs for FF Participants and students (the "NEW SERVICES"). Upon development completion and acceptance by the parties of any New Services and prior to issuance or initiation of any New Services pursuant to this Section 2.1, Juniper Bank and America West shall amend this Agreement to include such New Services and their terms and conditions. Notwithstanding anything to the contrary stated herein, Juniper Bank acknowledges and agrees that America


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West, in its sole and absolute discretion, may at any time, with or without notice, (i) change the frequency or type of FF Participant communications, advertising, and other program visibility; and (ii) amend, suspend, modify, cancel or terminate any or all rules, regulations, travel programs or offers of the FF Program.

      2.2 Mileage Awards.

            2.2.1 Affinity Cards. Subject to the terms and conditions set forth herein, America West shall grant Base Miles and Bonus Miles (in an amount agreed to from time to time by the parties, and initially, in the amount set forth in Exhibit A and Exhibit B) to any FF Participant who is an Affinity Cardholder at any time during the Term, provided such Affinity Cardholder's Account is not in default of the Affinity Cardholder Account Agreement.

            2.2.2 Net New Purchase Transactions. For purposes of this Agreement, "NET NEW PURCHASE TRANSACTIONS" means the aggregate amount of purchases of goods and services posted to Accounts less all credits to Accounts for returned merchandise, or disputed billing items. In no event shall Net New Purchases include (i) purchases or balance transfers that are posted to an Account that has been reported lost or stolen (unless such purchases or balance transfers represent bona fide purchases or a Qualifying Balance Transfers posted to a lost or stolen Account, on which fees have not yet been paid by Juniper Bank); (ii) balance transfers cash advance transactions and/or cash advance transaction fees; and (iii) annual fees, finance charges, and any other bank fee or charge posted to the Account (such fees include, but are not limited to, late fees, return check fees, over-limit fees, credit insurance premiums, collection costs and administrative fees). The amount so spent shall be rounded to the nearest dollar ($.50 will be rounded up) for purposes of determining the Base Miles to be credited to the FF Participant's Account.

3.    CARD REQUIREMENTS

      3.1 Affinity Card. Juniper Bank will offer America West Customers and FF Participants an Affinity Card with terms and conditions initially set forth on Exhibit A and Exhibit B, attached hereto. Juniper Bank will determine, in its sole discretion, the annual percentage rate ("APR"), annual fee and grace period and any other fee, term or charge related to an Affinity Card Account. Juniper Bank will have the right to change or eliminate any one of them at any time or to add new fees or charges that it deems commercially reasonable. The Affinity Card terms and conditions offered by Juniper Bank shall be competitive with other mileage accumulation program, co-branded, and loyalty credit cards issued for airlines. Except when rendered impractical, imprudent or disadvantageous by legal or regulatory requirements, market conditions, or unusual circumstances, Juniper Bank will provide America West with at least thirty (30) days prior written notice, or sooner if possible, of any change to the fee and the APR formula to allow America West an opportunity to review and comment regarding both competitive impact and compensation structure; provided, however, that in no event shall Juniper Bank be obligated to amend, modify, cancel, terminate or otherwise manage the Affinity Card terms based on America West's comments. [REDACTED] Notwithstanding any other limitations contained in this Agreement, Juniper Bank shall, with notice to America West, have the right to amend the Affinity Cardholder Account Agreement at any time based on an


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individual Affinity Cardholder's behavior such as changing the basic pricing on individual Accounts at anytime in the event of late payments, non-payments, delinquency, payment by checks which fail to clear, default, bankruptcy, or other consistent or substantial failure to perform by any Affinity Cardholder pursuant to the terms of the Affinity Cardholder Account Agreement.

      3.2 Reporting. Juniper Bank, on a daily basis as the Accounts cycle (or such other frequency as the parties may agree), shall transmit to America West by FTP electronic transfer, FF Program enrollment data and all pertinent data necessary to enable America West to credit FF Program mileage. Juniper Bank shall provide such data in a form compatible with America West's computer system as more particularly set forth in Exhibit C attached hereto. FF Participant data to be provided shall include FF Participant name and identification number, mileage amount to be credited and adjustment code(s).

      3.3 Bank Services. Juniper Bank shall have sole responsibility for servicing each Affinity Card Account including, without limitation: (i) billing-statement preparation, (ii) receipt and crediting of payments, (iii) communications with Affinity Cardholders regarding their respective Accounts,
(iv) customer service, (v) data storage and record keeping, and (vi) collections. Juniper Bank may subcontract any of the foregoing services to a third party. America West has no duty, liability, obligation or responsibility whatsoever to Juniper Bank or any other individual or entity, including, but not limited to, any FF Participant, with respect to the payment, non-payment, refund, credit or any other aspect of the billing or collection for use of an Affinity Card.

      3.4 Customer Service. Juniper Bank, at its sole cost and expense, shall provide such dedicated toll-free telephone lines and trained personnel, as necessary, to take applications for Affinity Card(s), to answer questions and resolve disputes regarding awards of miles for the use of the Affinity Card or New Services. If any questions, complaints, disputes or other difficulties are brought to America West's attention with respect to an Affinity Card or New Services, America West shall refer the FF Participant to Juniper Bank's Customer Service Toll-Free Line or, as necessary, advise a Juniper Bank designee of the matter. Juniper Bank shall use commercially reasonable efforts to resolve such matters and similar matters brought directly to Juniper Bank's attention, consistent with Juniper Bank's standard practices for resolving Customer questions, complaints or other difficulties. Juniper Bank shall provide personnel dedicated to assisting with customer service requests and working directly with America West customer service liaisons. [REDACTED] Juniper Bank customer service personnel shall also receive customer retention training from Juniper Bank and provide assistance in implementing customer retention programs consistent with Section 7.8. [REDACTED].

      If any questions, complaints or other difficulties are brought to Juniper Bank's attention with respect to any aspect of the FF Program, Juniper Bank shall promptly refer the FF Participant to America West's Frequent Flier Service Center Toll-Free Line or, as necessary, advise an America West designee of the matter. America West shall use commercially reasonable efforts to resolve such matters and similar matters brought directly to America West's attention, consistent with America West's standard practices for resolving Customer questions, complaints or other difficulties.


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4.    PAYMENTS

      4.1 Bonus Payment. Juniper Bank will pay, by wire transfer, America West a one-time payment [REDACTED] ("BONUS PAYMENT") within three (3) business days of execution of this Agreement. In the event that marketing of the Program to consumers does not occur on or before [REDACTED] then America West will return the Bonus Payment together with interest at the highest 3-month London Interbank Offered Rate ("LIBOR") published in the Wall Street Journal on [REDACTED] or if not printed that day on the most recent day the 3-month LIBOR is published prior to [REDACTED].

      4.2 Juniper Bank Payment.

            4.2.1 Premiums. During the Term of this Agreement, Juniper Bank shall pay to America West fees for the acquisition, retention and use of Accounts, as follows:

                  (a) New Account Premiums: For Accounts opened hereunder during the Term, other than Accounts for which the Marketing Premium is paid, a New Account Premium [REDACTED] for each Account opened hereunder.

                  (b) Annual Renewal Premiums: For each Account renewed annually, Juniper Bank will either (i) purchase Bonus Miles from America West, which will at a minimum provide revenue to America West in an amount equal to [REDACTED] (or waived) for said Account, or (ii) pay America West, at a minimum, an amount equal to [REDACTED] (or waived) for said Account. For example, based on the annual fee at the Commencement Date, the minimum Annual Renewal Premiums would be [REDACTED].

                  (c) Marketing Premiums: For each Account generated during the Term of this Agreement from America West Channels as more fully described in
Section 4.4, a New Account Fee of [REDACTED].

                  (d) Notwithstanding the foregoing, Juniper Bank shall not be obligated to pay to America West any (i) Marketing Premiums for a Standard No Fee Card until such card is used for a purchase, balance transfer, or cash advance; or (ii) New Account Premiums or Marketing Premiums in the event that the Accounts on which such fees are calculated represent replacement Accounts for lost or stolen Affinity Cards.

            4.2.2 Bonus Mile Fees and Base Mile Fees. During the Term of this Agreement, Juniper Bank shall pay a Base Mile Fee to America West equal to [REDACTED] for each Base Mile and [REDACTED] for each Bonus Mile awarded to an
Account:

                  (a) America West shall award Base Miles as set forth in Exhibit A and Exhibit B attached hereto.

                  (b) America West will from time to time award Bonus Miles to Accounts. Bonus Miles will be awarded as agreed from time to time by the parties for, by way of example only and not limitation, rewards to Customers when they open Accounts, rewards to Affinity Cardholders for engaging in certain categories of transactions as the parties may agree,


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including, but not limited to, the use of an Account to purchase America West tickets. The Bonus Mile Fee shall be in addition to, and not in lieu of, the Base Mile Fee that is due for a transaction. For example:

      For America West ticket purchases on the [REDACTED] for which double miles are awarded for using the credit card, the first mile awarded by America West will be compensated by the Base Mile Fee, and the second (bonus) mile will be compensated by the Bonus Mile Fee.

            4.2.3 Juniper Bank shall provide America West with a reconciliation report within fifteen (15) calendar days following the end of the month, setting forth the amount of fees earned by America West under this Section 4 during such month. Juniper Bank shall pay all fees to America West within fifteen (15) calendar days following the transmittal of the reconciliation report; provided that Juniper Bank shall offset fees paid pursuant to this Agreement against the then un-recouped Minimum Monthly Guarantee Payment and transmit to America West the net balance, if any.

            4.2.4 The parties agree to create reasonable procedures to prevent Affinity Cardholders from circumventing limitations on mileage awards, including but not limited to, the qualifying balance transfer limits.

      Juniper Bank shall make all payments due under this Agreement to America West by electronic wire transfer in United States Dollars to the wiring address set forth below:

                  Bank One, Arizona, N.A.
                  Phoenix, Arizona
                  [REDACTED];

or to such other bank or address as America West, may from time to time direct in writing.

      4.3 Visa/MasterCard Incentives. [REDACTED].

      4.4 Fees and Costs.

            4.4.1 New Account Fee. Juniper Bank shall pay America West a New Account Fee based on the number of Affinity Card Accounts generated through America West Channels times the fee set forth in Section 4.2.1(c). Affinity Card Accounts shall be deemed generated through "AMERICA WEST CHANNELS" if generated in any of the following manners: [REDACTED]. Juniper Bank, within fifteen (15) business days after each calendar month during the Term of the Agreement, shall submit a New Account Fee report to America West and pay America West the New Account Fee for Affinity Card accounts opened during such prior calendar month as a result of America West Channels. Payment of the New Account Fee shall be made in the manner provided for payments in Section 4.2.

            4.4.2. Production Costs. Juniper Bank and America West [REDACTED] for the marketing channels more fully described in [REDACTED]. For purposes of this Agreement, "PRODUCTION COSTS" shall mean the printing, shipping and handling costs of printed materials


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incurred by Juniper Bank from these channels. Juniper Bank agrees that the
Production Costs will not be marked up and will be passed through to America West at Juniper Bank's true cost. As to other America West Channels, [REDACTED]. Such Production Costs will be deducted from the monthly New Account Fee due to America West described in Section 4.4.1 above. Juniper Bank shall submit to America West a Production Costs report itemizing such costs in detail and shall be delivered to America West with the New Account Fee report pursuant to Section 4.4.1.

      4.5. Employee Incentive Program. Juniper Bank and America West shall use commercially reasonable efforts to create and develop an employee incentive program whereby America West's employees, who may include [REDACTED] can generate new Affinity Card Accounts, although not necessarily incorporated in their work responsibilities. New Affinity Card Accounts generated by America West employees [REDACTED] as mutually agreed to by Juniper Bank and America West.

      4.6. Guarantee Payment.

            4.6.1 Subject to the conditions set forth in Sections 4.6.2 and 4.6.3, Juniper Bank guarantees America West minimum earnings [REDACTED] (the "GUARANTEE PAYMENT"). The Guarantee Payment shall be disbursed as follows:

                  (a) if the Existing Portfolio is acquired by Juniper Bank:

            [REDACTED] for the Term to be paid as follows:

                                                        Minimum
                            Months after the            Monthly
                            Commencement                Guarantee
                            Date                        Payment
                            ----                        -------
                            [REDACTED]                  [REDACTED]
                            [REDACTED]                  [REDACTED]
                            [REDACTED]                  [REDACTED]
                            [REDACTED]                  [REDACTED]
                            [REDACTED]                  [REDACTED]

                  (b) If the Existing Portfolio is not acquired by Juniper Bank:

            [REDACTED] for the Term to be paid as follows:

                                                        Minimum
                            Months after the            Monthly
                            Commencement                Guarantee
                            Date                        Payment
                            ----                        -------
                            [REDACTED]                  [REDACTED]
                            [REDACTED]                  [REDACTED]
                            [REDACTED]                  [REDACTED]


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                            [REDACTED]                  [REDACTED]
                            [REDACTED]                  [REDACTED]
                            [REDACTED]                  [REDACTED]

Payments shall commence with the first day of the month after the Commencement Date provided that if the Commencement Date is the first of the month, the payment shall commence on that date. The Minimum Monthly Guarantee Payment (as described in the tables above) shall be paid in the manner set forth in Section
4.2 and is only due to the extent that fees earned in a particular month are less than the Minimum Monthly Guarantee Payment.

            4.6.2 If one or more of the following (each a "SUSPENSION EVENT") occurs:


                  (a) The average Passenger Enplanements for the [REDACTED] period ending on the last day of the prior month declines more than [REDACTED] from the Passenger Enplanements in the comparable [REDACTED] in 2004 [REDACTED];

                  (b) The average number of Active Frequent Flyers for the [REDACTED] period ending on the last day of the prior month, America West declines more than [REDACTED] the number of Active Frequent Flyers in the comparable [REDACTED] in 2004 [REDACTED]; or

                  (c) America West makes material changes to its FF Program that causes it to be uncompetitive in the marketplace, provided that Juniper Bank provides notice of such failure to maintain the competitiveness of the FF Program which will commence a forty-five (45) day period during which America West may cure such deficiency;

                  (d) America West becomes insolvent and for which Juniper Bank does not terminate pursuant to Section 12 below;

then Juniper Bank shall be relieved of the obligation to pay the Minimum Monthly Guarantee Payment for such affected month, if any. If a Suspension Event under
(a) or (b) continues during the ensuing month(s) of the Term, Juniper Bank shall be relieved of its obligation to pay the Minimum Monthly Guarantee Payment for such months(s) and the Guarantee Payment shall be reduced by the amount due for such month(s). Fees earned during such quarter shall be paid to America West to the extent not offset against the un-recouped Guarantee Payment pursuant to
Section 4.2 above. For purposes of this Section 4.6.2, (i) "PASSENGER ENPLANEMENTS" means the aggregate of ticketed passengers flown on America West-branded aircraft as reported by America West for each month on or before the 10th day of the following month (for avoidance of doubt, as of the date of this Agreement, Passenger Enplanements includes passengers flown on Mesa Airlines or any other carrier operated as America West Express but does not include passengers flown on Hawaiian Airlines, except, for example, a passenger flown on an Albuquerque-Phoenix-Honolulu flight, the Albuquerque-Phoenix segment of such flight would be included as a Passenger Enplanement), and (ii) "ACTIVE FREQUENT FLYER" means an America West FF Participant who has had flight activity, mileage redemption, or mileage accrual other than through the Affinity Card in a calendar year.


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            4.6.3 Funds due to America West earned pursuant to Sections 4.2 (New
Account Premium, Renewal Premium, Marketing Premium, Bonus Mile Fee and Base
Mile Fee), 4.3 (Volume Incentive) and 4.4.1 (New Account Fee) (together, the "EARNED FEES") shall be netted against the Minimum Monthly Guarantee Payment for the particular month as follows:

                  4.6.3.1 Juniper Bank shall each month provide America West with a report showing the cumulative Minimum Monthly Guarantee Payments to date and the cumulative Earned Fees and the difference between the two cumulative totals.

                  4.6.3.2 To the extent that the Earned Fees in a particular month exceed that month's Minimum Monthly Guarantee Payment the overage shall be applied against the Cumulative Un-recouped Guarantee, if any. In the absence of a Cumulative Un-recouped Guarantee, Juniper Bank shall pay to America West the amount above the Minimum Monthly Guarantee Payment as set forth in Section
4.2.3. For purposes of this Agreement, "CUMULATIVE UN-RECOUPED GUARANTEE" shall mean the amount that the cumulative Minimum Monthly Guarantee Payments exceeds the cumulative Earned Fees.

            4.6.4 [REDACTED].

      4.7. Revenue Sharing.

            4.7.1 Juniper Bank will pay America West an amount equal to [REDACTED] calculated pre-tax return on assets on the Program on an annual (Term calendar year) basis using Program [REDACTED] revenue, expenses and average receivables, calculated as follows:

                                     (X-Y)/Z

                  X = Total Managed Revenue
                  Y = Total Managed Expense
                  Z = average total accounts receivable

            4.7.2 All amounts shall be determined in accordance with GAAP. Within thirty (30) days from the end of each calendar year of the Term, Juniper Bank will calculate the Program return by dividing the net (if any) of revenue and expense determined as described above, by the average Program-related assets.

            4.7.3 Juniper Bank will provide America West with a written report of the calculation made pursuant to this Section 4.7 within thirty (30) days after the end of each calendar year of the Term, whether or not any payment is due to America West. If any payment is due to America West, it shall be made concurrently with delivery of the calculation.

            4.7.4 Juniper Bank will purge inactive accounts in the Program pursuant to Juniper Bank's then current practices for other programs.

      4.8 Taxes [REDACTED].


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      4.9 Merger of America West. In the event of a merger in which America West either acquires or is acquired by another air carrier that has an existing credit card program associated with its frequent flyer program, not issued by Juniper Bank, America West agrees that to the extent it is the acquiring entity, America West will use commercially reasonable efforts to have Juniper Bank issue the credit card associated with new entity's frequent flyer program; and Juniper Bank agrees to use commercially reasonable efforts to purchase the credit card portfolio associated with the merger partner's frequent flyer program or, in the event that America West is not the acquirer and Juniper Bank is not the issuer for the new entity, the new entity will agree, in addition to any other remedy, to reimburse Juniper Bank for the Bonus Payment as set forth in the following schedule as of the effective date of the merger which is defined as the date at which America West is completely merged onto the operating certificate of the acquiring carrier:

Date of Termination*                  [REDACTED] Guarantee    [REDACTED] Guarantee
--------------------                  -------------------     -------------------
Before 1/1/07                         [REDACTED]              [REDACTED]

On or after 1/1/07  and before        [REDACTED]              [REDACTED]
1/1/08

On or after 1/1/08  and before        [REDACTED]              [REDACTED]
1/1/09

On or after 1/1/09  and before        [REDACTED]              [REDACTED]
1/1/10

On or after 1/1/10  and before        [REDACTED]              [REDACTED]
1/1/11

On or after 1/1/11  and before        [REDACTED]              [REDACTED]
1/1/12

On or after 1/1/12  and before        [REDACTED]              [REDACTED]
1/1/12

*[REDACTED]
**[REDACTED]

      4.10 No Shop Provision. For the period thirty-six (36) months after the execution of this Agreement (the "NO-SHOP PERIOD"), America West shall not, and shall cause its officers, directors, employees and agents not to, engage, directly or indirectly, in any negotiations in respect of, solicit offers for, enter into any agreement for, or provide any non-public information in furtherance of evaluating a co-branded credit card relationship tied or in conjunction with participation in FlightFund or a successor or similar FF Program. Nothing herein shall prevent America West from engaging in conversations with its current issuer regarding the day to day aspects of its current card program so long as such conversations are not used as a pretext to avoid the No-Shop Period.

5.    TERM

      5.1 Term. This Agreement shall be effective as of the date hereof and shall continue for an initial term as set forth below from the Commencement Date provided that on or before the Commencement Date, America West shall provide Juniper Bank with written notice of the termination of the Bank of America Agreement. Absent early termination of the Bank of America Agreement, the "TERM" of this Agreement shall commence January 1, 2006, provided


                                       12
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written notice of termination of the Bank of America Agreement has been provided to Juniper Bank (the "COMMENCEMENT DATE") and shall continue in full force and effect until the Expiration Date (as defined below) unless earlier terminated by either party pursuant to Section 12 of this Agreement. The parties agree that the Term may commence prior to such Commencement Date if Juniper Bank reaches an agreement with Bank of America to transfer the Existing Portfolio prior to such Commencement Date. In the event that the Commencement Date is a date other than the first day of the month, the Term shall commence on the first day of the next month following the Commencement Date. [REDACTED]. [REDACTED] As of the date of expiration or termination of the Agreement, FF Program mileage will no longer be granted for a FF Participant's use of an Affinity Card. The termination of this Agreement shall not affect any rights or obligations which shall have accrued prior to the date of termination, including, but not limited to, payments due America West hereunder for FF Program mileage earned by FF Participants prior to said date, including adjustments posted following termination of this Agreement. The Term may begin prior to the Commencement Date if Juniper Bank reaches an agreement with Bank of America to transfer the Existing Portfolio prior to such date.

      5.2 Transition. Upon termination or expiration of this Agreement, in order to preserve the goodwill of FF Participants who have Affinity Cards or New Services, if any, the parties shall cooperate to ensure a smooth and orderly termination of the arrangements described therein. [REDACTED] America West may market to and solicit FF Participants to apply for, request or accept another co-branded credit card with America West's new issuer provided such credit cards are not issued prior to the termination or expiration of this Agreement. Upon the expiration or termination of this Agreement, America West and any successor bank or financial institution with whom America West contracts for the purpose of issuing an America West Affinity Card may continue to market to and solicit FF Participants who are Affinity Cardholders to apply for, request or accept another credit card that is co-branded with America West.

      5.3 Rights and Obligations. The rights and obligations of the parties under this Agreement are expressly contingent upon the prior termination or expiration of the Bank of America Agreement. [REDACTED].

6.    AUDIT AND INSPECTION

      During the Term and for a period of two (2) years following the expiration or earlier termination, each party (or such auditors as the auditing party shall select), after at least five (5) days' prior written notice, shall have the right during regular business hours to conduct audits of the other party's books, records and data maintained for the purpose of this Agreement, including but not limited to, information submitted by one party to the other pursuant to this Agreement to determine compliance with this Agreement. Each party shall retain such books, records and data for a period of two (2) years following the expiration or earlier termination of this Agreement. The audit shall be conducted at times and in a manner to minimize, to the extent reasonable, disruption of the normal business activity of the party to be audited. Any and all posted mileage credits and payments are subject to adjustment based on subsequently discovered errors, including errors discovered as a result of any such audit.


                                       13
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7.    MARKETING

      7.1 America West Support. Subject to the restrictions set forth in this Agreement, America West will provide access to, and where commercially reasonable, work with Juniper Bank to promote the Affinity Card through the following channels:

            7.1.1 [REDACTED];

            7.1.2 [REDACTED];

            7.1.3 [REDACTED];

            7.1.4 [REDACTED];

            7.1.5 [REDACTED];

            7.1.6 [REDACTED];

            7.1.7 [REDACTED];

            7.1.8 prominently feature the Affinity Cards on the America West website with a link on the home page to Juniper Bank's website for online Affinity Card applications;

            7.1.9 [REDACTED];

            7.1.10 provide placement of Applications (as defined in Section 7.6) at America West ticket counters, gates and America West Clubs (as permitted by airport regulations and other contractual agreements); and

            7.1.11 [REDACTED].

Except as otherwise provided in this Agreement, all costs of production of the foregoing marketing items shall be paid by Juniper Bank, provided that it shall be at Juniper Bank's sole discretion as to whether it uses such support.

      7.2 Juniper Bank Support. Except as otherwise provided in this Agreement, Juniper Bank shall determine, in its sole discretion, how it will market the Program. The following are examples of the types of marketing programs that may or shall be pursued (as provided below) by Juniper Bank at its sole cost and expense:

            7.2.1 shall provide space to America West for a marketing message in each Card monthly billing statement or newsletter (subject to any legal or regulatory requirement that preempts the space allocated for marketing messages);

            7.2.2 if in the commercially reasonable judgment of Juniper Bank and America West such activities are appropriate and beneficial, Juniper Bank shall provide and adequately staff event marketing support (e.g., application booths) at America West's airports. America West shall assist Juniper Bank in obtaining airport approval for such event marketing. Juniper Bank shall cover all costs associated with such event marketing. America West shall have


                                       14
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authority to require Juniper Bank to alter its airport marketing procedures or train or eliminate staff members which may not be performing their duties in a manner deemed appropriate by America West;

            7.2.3 Juniper Bank shall feature and support dedicated webpages to the Affinity Card Program on the Juniper Bank website and provide links to the America West website;

            7.2.4 [REDACTED];

            7.2.5 [REDACTED];

            7.2.6 should it develop or acquire banking centers (e.g., bank branches), Juniper Bank shall conduct banking center promotions and cross-selling of the Affinity Card; and

            7.2.7 Juniper Bank shall produce and supply to America West all electronic communication text, banner advertisements and related marketing materials for use at www.americawest.com and successor web sites.

      7.3 Direct Mail. Juniper Bank, based on its credit analysis of FF Participants and commercially reasonable marketing strategies and models developed by Juniper Bank for the marketing of, and optimizing the benefits to be derived from, the Mileage Accumulation Program (the "DIRECT MARKETING STRATEGY"), shall, at its sole cost and expense, manage the direct marketing, acquisitions and retention efforts for the Mileage Accumulation Program; provided however, Juniper Bank shall obtain America West's prior written approval prior to implementing such Direct Marketing Strategy, said approval not to be unreasonably withheld or delayed [REDACTED].

      7.4 Contact Lists. Subject to its internal privacy policies or as otherwise restricted by law, America West, upon written request provided not more frequently than [REDACTED], shall provide Juniper Bank with a list of FF Participant names, [REDACTED] (the "FF LIST"). America West shall use its commercially reasonable efforts to provide as complete a FF List as possible. The initial FF List shall consist of [REDACTED] mailable America West Customers. Juniper Bank agrees to provide America West with any updated information that Juniper Bank obtains from any FF List cleansing processes, including, but not limited to, [REDACTED]. The FF List shall not contain personal information of FF Participants not in good standing and FF Participants who have requested that their personal information not be disclosed. Juniper Bank, at its sole cost and expense, will use the FF List solely to conduct specific direct mail and/or telemarketing campaign(s) to promote the Mileage Accumulation Program upon America West approval. The FF List, and any permissible copies of the same, shall remain the sole property of America West and, subject to regulatory retention requirements, shall be returned by Juniper Bank to America West within thirty (30) days of Juniper Bank's completion of the campaign or upon demand. However, Juniper Bank may maintain separately all information that it obtains as a result of an Account relationship with any America West Customer or an application submitted by an America West Customer for an Account relationship with Juniper Bank. This information becomes a part of Juniper Bank's own files that shall not be subject to this Agreement and will not imply or suggest any endorsement by America West.


                                       15
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Both Juniper Bank and America West shall maintain a "no solicitation list" of FF
Participants, Affinity Cardholders and Customers who have indicated they do not want to receive promotional mailings, e-mails or telephone calls, if applicable.

      7.5 Newsletter. America West, at a minimum, shall provide Juniper Bank with the opportunity to submit [REDACTED] FF Program newsletters, should America West produce such newsletters, for Juniper Bank to feature Juniper Bank's participation in the Mileage Accumulation Program and/or other joint America West/Juniper Bank activities.

      7.6 Applications. [REDACTED] ("APPLICATION"). [REDACTED] produce a sufficient number of Applications for placement at locations required by this Agreement. Juniper Bank shall use commercially reasonable efforts to provide America West with Applications within ten (10) business days after request for additional Applications. America West shall use commercially reasonable efforts to display the Application at airport counters (subject to applicable regulations and other agreements existing as of the Commencement Date), America West Clubs and city ticket offices. Juniper Bank shall use commercially reasonable efforts to display the Application at sponsored events and bank branch offices, if any.

      7.7 In-Flight Magazine. At Juniper Bank's sole discretion, Juniper Bank may prepare and provide to America West advertisements and tip-in applications for placement in America West's In-Flight magazine.

      7.8 Retention Plan. Juniper Bank shall design and implement a customized retention plan to retain Affinity Card Accounts. [REDACTED].

      7.9 Card Design. The design of all Cards shall prominently feature America West's trademark, logo and brand identity. Prior to production, Juniper Bank will provide America West the necessary Visa or MasterCard design specifications for custom graphics of the Cards. Subject to satisfaction of such Visa or MasterCard specifications and Juniper Bank's requirements, America West will have the right to approve the design of all the Cards, which said approval will not be unreasonably withheld or delayed.

      7.10 Approvals. All promotional materials using trademarks prepared by either party shall be prepared in accordance with this Agreement and must be approved in advance in writing by the other party, which approval shall not be unreasonably withheld or delayed.

8.    TRADEMARKS AND TRADE NAMES, APPROVAL OF MATERIALS

      8.1 Juniper Bank. America West acknowledges Juniper Bank's ownership and proprietary right to all Juniper Bank's logos, trademarks, trade names and service marks. Juniper Bank hereby grants America West a limited license to use said logos, trademarks, trade names and service marks to promote the FF Program and Mileage Accumulation Program, provided that America West obtains Juniper Bank's written approval prior to any such use. America West recognizes and acknowledges that it acquires no right in these logos, trademarks, trade names or service marks by such use.


                                       16
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      8.2 America West. Juniper Bank acknowledges America West's ownership and proprietary right to all America West logos, trademarks, trade names and service marks. America West hereby grants Juniper Bank a limited license to use said logos, trademarks, trade names and service marks to promote the FF Program and Mileage Accumulation Program, provided that Juniper Bank obtains America West's written approval prior to any such use. Juniper Bank recognizes and acknowledges that it acquires no right in these logos, trademarks, trade names or service marks by such use. Any other advertising or marketing medium with respect to the Program shall contain the disclaimer set forth in Exhibit D attached hereto.

      8.3 Approvals. All promotional materials using trademarks prepared by either party shall be prepared in accordance with this Agreement and must be approved in advance in writing by the other party, which approval shall not be unreasonably withheld or delayed.

9.    EXCLUSIVITY.

      9.1 America West Commitments. During the Term of this Agreement America West will not enter into any agreement, which has an effective date prior to the termination of this Agreement for participation in the FF Program pursuant to which a FF Participant may accumulate miles in the FF Program through use of a credit card pursuant to this Agreement.

      9.2 Exceptions. Notwithstanding the provisions set forth in Section 9.1 above, America West may [REDACTED].

      9.3 Juniper Bank Commitment. During the Term of this Agreement, Juniper Bank shall advise America West, in writing, of Juniper Bank's participation in any other airline frequent flyer program as soon as reasonably practical after the commencement date of the agreement pertaining to such participation.

10.   CONFIDENTIALITY

      10.1 All information and documents about Juniper Bank, its products, marketing plans, strategies, customers, processes and procedures ("JUNIPER BANK CONFIDENTIAL INFORMATION") are confidential and valuable proprietary assets of Juniper Bank. All information and documents about America West, its customers, products, marketing plans, strategies, processes, procedures, FF Participants, and FF List ("AMERICA WEST CONFIDENTIAL INFORMATION") are confidential and valuable proprietary assets of America West. In this Agreement, Juniper Bank Confidential Information and America West Confidential Information are sometimes collectively referred to as "CONFIDENTIAL INFORMATION". For purposes of this Agreement, the terms of this Agreement will be the mutual Confidential Information of both parties. Each party and its respective employees and agents will treat as confidential all Confidential Information and third-party proprietary products which the other party provides in connection with the Program. Neither party will disclose or duplicate those items of Confidential Information or third-party products to anyone not having a need to know in connection with the performance or enforcement of this Agreement (except as required by law or pursuant to order of a court of competent jurisdiction) and will not use them except in connection with the performance or enforcement of this Agreement. Each party will take all steps needed to ensure that its agents and employees preserve this confidentiality.


                                       17
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      10.2 The parties agree not to use any Confidential Information except in connection with the performance or enforcement of this Agreement and as follows:

           10.2.1 America West. America West will not use any of Juniper Bank's Confidential Information that comes into its possession through any manner including, but not limited to marketing reports, transaction reports, monthly marketing meetings except in connection with its obligations under this Agreement. America West's FF List obtained pursuant to the solicitations shall not be considered Juniper Bank's Confidential Information, provided that lists of those individuals who become Affinity Cardholders shall also be deemed Juniper Bank Confidential Information.

           10.2.2 Juniper Bank. Juniper Bank shall use America West Confidential Information only for purposes of the solicitations and in connection with the opening and administration of Affinity Card and New Services Accounts and issuance of Cards as a result of the solicitations, and will not sell, rent, or otherwise make available America West Confidential Information to any third party.

      10.3 America West and Juniper Bank acknowledge that each has a responsibility to its customers to keep information about its customers and their accounts ("CUSTOMER INFORMATION") strictly confidential. In addition to the other requirements set forth in Section 10 regarding Confidential Information, Customer Information shall also be subject to the additional restrictions set forth in this Section 10.3. Neither Juniper Bank nor America West shall disclose or use any Customer Information other than on a "need to know" basis to carry out the purposes of this Agreement and then only to: (i) affiliates of Juniper Bank or America West; (ii) America West's and Juniper Bank's employees or officers; (iii) to carefully selected subcontractors provided that such subcontractors shall have entered into a confidentiality agreement no less restrictive than the terms hereof; (iv) to independent contractors, agents, and consultants designated by Juniper Bank or America West, as applicable, provided that such independent contractors, agents, or consultants shall have entered into a confidentiality agreement no less restrictive than the terms hereof; or (v) pursuant to the exceptions set forth in 15 USC 6802(e) or accompanying regulations which disclosures are made in the ordinary course of business. The restrictions set forth herein shall apply during the Term and after the termination of this Agreement.

      10.4 The recipient of such Confidential Information (the "RECIPIENT") agrees that, without the prior written consent of the supplier of such Confidential Information (the "SUPPLIER"), the Recipient shall not use, copy or divulge to third parties or otherwise use except in accordance with the terms of this Agreement, any information or materials obtained from Supplier or through Supplier in connection with this Agreement, unless (i) the information or materials is known to the Recipient prior to obtaining same from the Supplier;
(ii) the information or materials is, at the time of disclosure to the Recipient, then in the public domain; (iii) the information or materials is obtained by the Recipient from a third party who did not receive the same, directly or indirectly, from the Supplier; or (iv) the Recipient becomes legally compelled to disclose Confidential Information or materials by a governmental body or court. In the event of (iv) above, the Recipient will provide the Supplier with prompt notice so that the Supplier may seek a protective order or other appropriate remedy and/or waive compliance (in


                                       18
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writing) with the provisions hereof. In the event that such protective order or other remedy is not obtained, or the Supplier waives, in writing, compliance with the provisions hereof, the Recipient will furnish only that portion of such Confidential Information or materials which its legal counsel advises it that it is legally required and will exercise its reasonable efforts to obtain appropriate assurance that confidential treatment will be accorded such Confidential Information or materials.

      10.5 The confidentiality and non-disclosure requirements of this Section 10 shall also apply to information provided before the Commencement Date of this Agreement and will survive this Agreement's expiration or termination.

      10.6 All Confidential Information will, subject to regulatory retention requirements, either be returned to the Supplier or destroyed at Supplier's request upon termination of this Agreement.

11.   INDEMNIFICATION

      11.1 America West. Juniper Bank shall indemnify, defend (by counsel reasonably acceptable to America West) and hold America West, its parent and affiliate companies and their respective officers, directors, employees and permitted assigns, harmless for, from and against any Losses, as defined below, arising out of, relating to or attributable to: (i) any act or omission of Juniper Bank, its officers, employees or agents in the performance of their obligations hereunder; (ii) any failure by Juniper Bank to comply with the terms and conditions of this Agreement; (iii) Juniper Bank's underwriting, issuing, servicing, maintaining and collecting Affinity Card Accounts and all disputes arising in connection therewith; (iv) Juniper Bank's refusal to permit a FF Participant to obtain an Affinity Card; (iv) Juniper Bank's failure to comply with applicable laws and regulations in connection with underwriting, issuing, servicing, maintaining or collecting Affinity Card Accounts; (v) the manner in which Juniper Bank bills or collects or attempts to collect any Affinity Card Account; (vi) Juniper Bank's promotion, advertising or marketing of the Program prior to the expiration or termination of the Bank of America Agreement; or
(vii) publicity and/or advertising proposed, developed and/or conducted by Juniper Bank including, but not limited to, any claims or determination that the publicity or advertising is illegal or misleading provided that this shall not extend to any changes to such publicity or advertising requested by America West, in writing, and made by Juniper Bank or such publicity or advertising approved by America West relating to terms other than the credit card.

      11.2 Juniper Bank. America West shall indemnify, defend (by counsel reasonably acceptable to Juniper Bank) and hold Juniper Bank, its parent and affiliate companies, and their respective officers, directors, employees and permitted assigns, harmless for, from and against any Losses, as defined below, arising out of, relating to or attributable to: (i) any act or omission of America West, its officers, employees or agents in the performance of their obligations hereunder; (ii) any failure by America West to comply with the terms and conditions of this Agreement; (iii) America West's failure or refusal to give FF Program mileage credit to a FF Participant provided that Juniper Bank correctly notifies America West as provided herein or America West's failure or refusal to otherwise provide FF Program benefits to FF Participants (except as permitted by the FF Program), which failure or refusal is unrelated to any act,


                                       19
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omission, failure or refusal on the part of Juniper Bank for which America West is indemnified hereunder; (iv) any failure to comply with laws and regulations applicable to the airline industry or frequent flyer programs; and (iv) publicity and/or advertising proposed, developed and/or conducted by America West including, but not limited to, any claims or determination that the publicity or advertising is illegal or misleading provided that this shall not extend to any changes to such publicity or advertising requested by Juniper Bank, in writing, and made by America West or such publicity or advertising approved by Juniper Bank relating to the credit card.

      11.3 Defense. Each party shall promptly notify the other party of any suit or threat of suit of which that party becomes aware (except with respect to a threat of suit one party might institute against another party) which may give rise to a right of indemnification pursuant to this Agreement. The indemnifying party will be entitled to participate in the settlement or defense thereof and, if the indemnifying party elects, to take over and control the settlement or defense thereof with counsel satisfactory to the indemnified party. The indemnifying party and the indemnified party shall cooperate (at no cost to the indemnified party) in the settlement or defense of any such claim, demand, suit or proceeding.

      11.4 Losses. The term "LOSSES" shall mean any losses, damages, costs, fines, claims, liabilities, fines, penalties and expenses (including without limitation, any reasonable attorneys' fees and court costs) incurred by Juniper Bank or America West, as the case may be.

      11.5 Survival. The terms of this Section 11 shall survive the termination of this Agreement and remain in effect with respect to any occurrence or claim arising out of or in connection with this Agreement.

12.   DEFAULT; TERMINATION

      12.1 If there is a material default by either party in the performance of the terms and conditions of this Agreement, and such default shall continue for a period of ten (10) days (for undisputed monetary defaults) or thirty (30) days (for non-monetary defaults), as applicable, after receipt by the defaulting party of written notice thereof from the non-defaulting party (setting forth in detail the nature of such default), then this Agreement shall upon the written election of the non-defaulting party terminate on the 30th day for undisputed monetary defaults or 60th day for non-monetary defaults, as applicable, following the delivery of the written notice. If, however, despite the ongoing commercially reasonable efforts by the defaulting party to cure the default set forth in the notice, the default cannot be remedied within such ten (10) day or thirty (30) day period, as applicable, such time period shall be extended for an additional period of not more than ten (10) days for undisputed monetary defaults and thirty (30) days for non-monetary defaults, as applicable, so long as the defaulting party has notified the non-defaulting party in writing and in detail of its plans to initiate substantive steps to remedy the default and diligently thereafter pursues the same to completion within such additional ten
(10) or thirty (30) day period, as applicable. In no event may either party pursue a claim for indirect, consequential, special, incidental or punitive damages resulting from a default under this Agreement. In the event that any material change in any federal, state or local law, statute, operating rule or regulation, or any material change in any operating rule or regulation of the Card issuer makes the continued performance of this Agreement under the then current terms and conditions unduly burdensome, then either party shall have the right to terminate this Agreement upon ninety (90)


                                       20
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days advance written notice. Such written notice shall include a detailed explanation and evidence of the burden imposed as a result of such change.

      12.2 If either party becomes the subject of an event where (a) the party becomes insolvent, (b) a party engages in willful misconduct or gross negligence to the material detriment of the other party, (c) voluntary or involuntary proceedings by or against such party are instituted in bankruptcy or under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for the dissolution of such party (other than an administrative dissolution for which the party is taking corrective action), which proceedings, if involuntary, are not dismissed within sixty (60) days after the date of filing, or (d) such party makes an assignment for the benefit of its creditors, or (e) substantially all of the assets of such party are seized or attached and not released within sixty (60) days thereafter, the other party may, by giving written notice to the affected party, terminate this Agreement.

13.   MISCELLANEOUS

      13.1 Assignment. Neither party may assign or otherwise transfer any of its rights or obligations under this Agreement to any third party without the prior written consent of the other party, except that either party may assign this Agreement to its parent or its wholly-owned subsidiary without the prior written consent of the other party; provided, that the assigning party shall provide fourteen (14) days' advance written notice of such assignment to the other party and the new party agrees to be bound by the terms and conditions of this Agreement. Notwithstanding the foregoing, the engagement of an advertising agent or fulfillment house to prepare or distribute any mailings, advertising, or promotional materials or perform operational tasks will not be deemed to be an assignment.

      13.2 Independent Contractors. It is mutually understood and agreed that nothing in this Agreement is intended or may be construed to create or establish any agency, partnership, or joint venture relationship between the parties hereto, and that the relationship of the parties hereto shall at all times be that of independent contractors.

      13.3 Waiver. The failure of either party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or a party's right thereafter to enforce each and every provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

      13.4 Governing Law. This Agreement and any dispute arising under or in connection with this Agreement, including any action in tort, will be governed by the internal laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

      13.5 Notices. All notices to the respective Parties hereunder shall be sent by overnight delivery, or certified or registered U.S. mail, return receipt requested, to the addresses as set forth below:

      AMERICA WEST AIRLINES                  JUNIPER BANK
      ---------------------                  ------------
      America West Airlines                  Juniper Bank


                                       21
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      4000 E. Sky Harbor Blvd. (CH-MKT)      100 S. West St.
      Phoenix, AZ 85034                      Wilmington, DE 19801
      Attn: Vice President, Marketing        Attn: Ben Brake


      COPY SENT TO:                          COPY SENT TO:
      America West Airlines                  Juniper Bank
      4000 E. Sky Harbor Blvd.               100 S. West St.
      Phoenix, AZ 85034                      Wilmington, DE 19801
      Attn:  Manager, Partner Marketing      Attn: Kevin Kleinschmidt


      COPY SENT TO:                          COPY SENT TO:
      America West Airlines                  Juniper Bank
      4000 E. Sky Harbor Blvd. (CH-LAW)      100 S. West St
      Phoenix, AZ 85034                      Wilmington, DE 18091
      Attn:  General Counsel                 Attn:  General Counsel

      The addresses for the purpose of notice may be changed at any time by providing notice as set forth herein.

      13.6 Amendment. This Agreement shall not be modified, amended or supplemented except by written instrument signed by each of the parties hereto. This Agreement is deemed to have been jointly drafted by the parties, and any uncertainty or ambiguity shall not be construed for or against either party as an attribution by either party.

      13.7 Captions. The captions appearing in this Agreement have been inserted as a matter of convenience and in no way define, limit, or enlarge the scope of this Agreement or any of its provisions.

      13.8 Entire Agreement. This Agreement, including its exhibits, constitutes the entire agreement and understanding of the Parties on the subject matter hereof, and, as of the date set forth in the first sentence of this Agreement, supersedes all prior agreements, whether written or oral, between the Parties hereto concerning the subject matter hereof. There are no other or further representations or inducements, whether written or oral, that have been given or made in connection with this Agreement.

      13.9 Cost. In the event of any litigation, arbitration, or other proceedings under this Agreement, the prevailing party shall be entitled to recover from the other party all costs, reasonable attorneys' fees, and other expenses incurred.

      13.10 Force Majeure. Except for any undisputed payments due hereunder, neither party shall be liable for delays or failure in performance thereunder caused by acts of God, war, strike, labor dispute, work stoppage, fire, act of government, terrorism, or any other cause, whether similar or dissimilar, beyond reasonable control of that party.


                                       22
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      13.11 Severability. In the event any section of this Agreement or part thereof shall be declared invalid for any reason by a court of competent jurisdiction such decision shall not affect the validity of any other sections, which other sections shall remain in force and effect as if this Agreement had been executed with the invalid section(s) or part(s) thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the other sections of this Agreement without including herein any section(s) or part(s) thereof which may for any reason be hereafter declared invalid.

      13.12 Survivability of Rights and Remedies. Any rights or remedies either party may have with respect to the other party arising out of such other party's performance of services during the term of this Agreement shall survive the expiration or termination of this Agreement.

      13.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

      13.14 Debarment Clause. Each party hereby certifies to the other that neither it nor, to its knowledge, any of its principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any agency or department of the United States Federal Government. Where either party is unable to certify to any of the statements in this Section 13.14, such party shall attach an explanation to this Agreement.

      IN WITNESS WHEREOF, Juniper Bank and America West have executed and delivered this Agreement as of the date first written above.

AMERICA WEST AIRLINES, INC.                            JUNIPER BANK


/s/ J. Scott Kirby                                     /s/ Kevin Kleinschmidt
----------------------------                           -------------------------
By:      J. Scott Kirby                                By:  Kevin Kleinschmidt
Title:  Executive Vice President, Sales and Marketing  Title:  Managing Director

                                    EXHIBIT A

                                MILES AND PAYMENT

A.    Awarding of Miles:

1.    Base Miles

      (a) Affinity Cards (except Standard No Fee Cards) - [REDACTED] of Net New Purchase Transaction will be awarded.

      (b) Standard No Fee Cards - [REDACTED] of Net New Purchase Transaction will be awarded.

2.    Bonus Miles

      (a) Affinity Cards (except Standard No Fee Cards) - to be awarded at the minimum rate [REDACTED]; Bonus Miles to be awarded for purchases of America West products at the rate set forth on Exhibit B and other promotional bonus offers agreed to in writing by America West and Juniper Bank.

      (b) Standard No Fee Cards - [REDACTED] for America West ticket purchases at the rate set forth in Section 4, and other promotional bonus offers agreed to in writing by America West and Juniper Bank.

      (c)   Balance Transfers - [REDACTED].

      (d)   Existing Customer Bonus - [REDACTED].

      (e)   Anniversary Miles - [REDACTED].

3. Adjustment Miles - Will be awarded and paid at the applicable rates as if they were initially properly awarded.

                                    EXHIBIT B

                                  CARD BENEFITS

------------------------------------------------------------------------------------------------------------
                     [REDACTED]          [REDACTED]          [REDACTED]          [REDACTED]         [REDACTED]
------------------------------------------------------------------------------------------------------------
ACTIVATION BONUS     [REDACTED]          [REDACTED]          [REDACTED]          [REDACTED]         [REDACTED]
MILES
------------------------------------------------------------------------------------------------------------
MILES EARNED PER     [REDACTED]          [REDACTED]          [REDACTED]          [REDACTED]         [REDACTED]
DOLLAR
------------------------------------------------------------------------------------------------------------
MILES EARNED PER     [REDACTED]          [REDACTED]          [REDACTED]          [REDACTED]         [REDACTED]
DOLLAR ON AMERICA
WEST TICKET
PURCHASES, AWA
VACATIONS
(EXCLUDING
CRUISES), AND
AWA CLUB PASSES**
------------------------------------------------------------------------------------------------------------
MILES EARNED PER     [REDACTED]          [REDACTED]          [REDACTED]          [REDACTED]         [REDACTED]
DOLLAR OF
QUALIFYING BALANCE
TRANSFER
------------------------------------------------------------------------------------------------------------
AMERICA WEST CLUB    [REDACTED]          [REDACTED]          [REDACTED]          [REDACTED]         [REDACTED]
PASSES (VALID IN
PHOENIX & LAS
VEGAS)*
------------------------------------------------------------------------------------------------------------
COMPANION PASS*      [REDACTED]          [REDACTED]          [REDACTED]          [REDACTED]         [REDACTED]
------------------------------------------------------------------------------------------------------------

*     America West will provide, at America West's sole discretion.

**    Juniper Bank will provide and purchase the incremental America West ticket purchase miles at the Bonus Mileage Rate.

                                    EXHIBIT C
                       FLIGHTFUND PARTICIPATION AGREEMENT
              AMERICA WEST PARTNER STANDARD INTERFACE RECORD LAYOUT
                                  HEADER RECORD

----------------------------------------------------------------------------------------------------------
FIELD NAME            POSITION   LENGTH   TYPE    DESCRIPTION              VALUE
--------------------------------------------------------------------------------------------------------
RECORD TYPE           01         01       X(01)   RECORD TYPE              `1'
--------------------------------------------------------------------------------------------------------
PARTNER CODE          02         02       X(02)   PARTNER                  `XX' - NEED HOTEL CODE AND NAME
--------------------------------------------------------------------------------------------------------
PARTNER TYPE          04         01       X(01)   PARTNER TYPE             `H'
--------------------------------------------------------------------------------------------------------
FILE DATE             05         06       9(06)   FILE DATE                DATE OF FILE
                                                                           (MMDDYY FORMAT)
--------------------------------------------------------------------------------------------------------
RECORD COUNT          11         07       9(07)   RECORD COUNT             NUMBER DETAIL RECORDS IN FILE
                                                                           (EXCLUDING HEADER RECORD)
--------------------------------------------------------------------------------------------------------
FILLER                18         63       X(63)   UNUSED                   SPACES
--------------------------------------------------------------------------------------------------------

DETAIL RECORD

---------------------------------------------------------------------------------------------------------
FIELD NAME            POSITION   LENGTH   TYPE    DESCRIPTION              VALUE
---------------------------------------------------------------------------------------------------------
RECORD TYPE           01         01       X(01)   RECORD TYPE              `2'
---------------------------------------------------------------------------------------------------------
FLIGHT FUND NUMBER    02         11       9(11)   FLIGHT FUND NUMBER       RIGHT JUSTIFIED - ZERO
                                                                           FILLED
---------------------------------------------------------------------------------------------------------
PARTNER CODE          13         02       X(02)   PARTNER                  `xx'
---------------------------------------------------------------------------------------------------------
PARTNER TYPE          15         01       X(01)   PARTNER TYPE             `H'
---------------------------------------------------------------------------------------------------------
LOCATION CODE         16         04       X(04)   OPTIONAL                 YOUR DISCRETION
---------------------------------------------------------------------------------------------------------
ACTIVITY DATE         20         06       9(06)   EFFECTIVE DATE OF BONUS  EFFECTIVE DATE OF BONUS
                                                                           (MMDDYY FORMAT)
---------------------------------------------------------------------------------------------------------
DAY COUNT             26         04       9(04)   LENGTH OF STAY           RIGHT JUSTIFIED ZERO FILLED
---------------------------------------------------------------------------------------------------------
REFERENCE NUMBER      30         08       X(08)   OPTIONAL                 YOUR DISCRETION
---------------------------------------------------------------------------------------------------------
BASE LEVEL            38         01       X(01)   BASE LEVEL               SPACES
---------------------------------------------------------------------------------------------------------
LAST NAME             39         18       X(18)   LAST NAME                LAST NAME OF CUSTOMER
---------------------------------------------------------------------------------------------------------
CANCEL FLAG           57         01       X(01)   UNUSED                   SPACES
---------------------------------------------------------------------------------------------------------
CREDIT AMOUNT         58         07       9(07)   MILEAGE                  Miles to apply to
                                                                           customer.  Right justify,
                                                                           zero fill.
---------------------------------------------------------------------------------------------------------
BONUS INDICATOR       65         01       X(01)   BONUS INDICATOR          SPACE
                                                                           (Values are assigned by
                                                                           America West)
---------------------------------------------------------------------------------------------------------
RETRO FLAG            66         01       X(01)   UNUSED                   SPACE
---------------------------------------------------------------------------------------------------------
PREFIX                67         01       X(01)   UNUSED                   SPACE
---------------------------------------------------------------------------------------------------------
CHECK DIGIT           68         01       X(01)   UNUSED                   SPACE
---------------------------------------------------------------------------------------------------------
AWV DEST CODE         69         04       X(04)   UNUSED                   SPACES
---------------------------------------------------------------------------------------------------------
FILLER                73         08       X(08)   UNUSED                   SPACES
---------------------------------------------------------------------------------------------------------

               Standard Edits for America West Partners Interface

YEAR 2000 COMPLIANCE:

- If the Year of any date is less than `80' then system forces century `20'.
- If the Year of any date is equal to or greater than `80' then system forces century `19'.

RECORD VALIDATION:

America West Partner Interface system will REJECT Detail records that contain ANY of the following conditions:

- Activity date is not valid.
- Activity date is in the future.
- Flight Fund Number is not numeric.
- Flight Fund Number is zeroes.
- Flight Fund Number does not pass `Mod-10 Check-digit' testing.
- Invalid Partner Code.
- Invalid Bonus Indicator.

                                    EXHIBIT D

                       FLIGHTFUND PARTICIPATION AGREEMENT

           FLIGHTFUND TERMS AND CONDITIONS FOR COMMUNICATION VEHICLES

                              Disclaimer Option 1:

  America West reserves the right to change, suspend, or terminate any or all rules, regulations, travel programs or offers of the FlightFund program at any time without notice. Miles earned are subject to terms and conditions of the
    FlightFund program. The number of Award seats is limited and subject to availability. Blackout dates apply. America West Airlines and FlightFund are registered trademarks of America West Airlines, Inc.

                              Disclaimer Option 2:

 America West Airlines and FlightFund are registered trademarks of America West Airlines, Inc. All FlightFund terms and conditions apply. Visit flightfund.com for details.